FOR IMMEDIATE RELEASE

Wingstop Inc. Reports Fiscal Third Quarter Financial Results

Dallas, October 28, 2026 - (PRNewswire) - Wingstop Inc. (NASDAQ: WING) today announced financial results for the fiscal third quarter ended September 26, 2026.
“We are taking deliberate action across our business to drive same store sales growth, with a focus on sharpening our marketing execution, strengthening restaurant operations, and leveraging Club Wingstop to deepen guest relationships,” said Michael Skipworth, President and Chief Executive Officer. “While we are not satisfied with our third quarter results and the improvement in sales performance is taking time, we are encouraged by the early indicators from the changes we've made and remain focused on returning to sustained sales growth. With compelling restaurant-level economics, a robust development pipeline, and significant global whitespace, we remain confident in the strength of the Wingstop model and our long-term opportunity to become a Top 10 Global Restaurant Brand.”
Q3 2026 Highlights
▪System-wide sales of $1.4 billion increased 6.0% vs. Q3 2025
▪76 net new openings
▪Domestic restaurant AUV of $1.85 million
▪Domestic same store sales decreased 5.4% vs. Q3 2025
▪Digital sales represented 73.7% of system-wide sales
▪Total revenue of $185.1 million, an increase of 5.3%, vs. Q3 2025
▪Net income, increased 2.2% to $29.1 million, or $1.07 per diluted share
▪Adjusted net income1 and adjusted earnings per diluted share1, both non-GAAP measures, decreased 3.5% to $29.3 million, or $1.08 per diluted share; and
▪Adjusted EBITDA1, increased 0.5% vs. Q3 2025 to $64.0 million
1See “Non-GAAP Financial Measures” and the reconciliation tables accompanying this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Key Operating Metrics

Thirteen Weeks Ended
	September 26, 2026	September 27, 2025
Number of system-wide restaurants open at end of period	3,331	2,932
Number of domestic franchise restaurants open at end of period	2,716	2,450
Number of international franchise restaurants open at end of period (1)	544	427
System-wide sales (in millions)	$ 1,437	$ 1,356
Domestic AUV (in thousands)	$ 1,848	$ 2,061
Domestic same store sales growth	(5.4) %	(5.6) %
Company-owned domestic same store sales growth	(2.7) %	3.8%
Net income (in thousands)	$ 29,104	$ 28,478
Adjusted net income (in thousands)	$ 29,340	$ 30,393
Adjusted EBITDA (in thousands)	$ 63,999	$ 63,658

(1) Including U.S. territories.

Q3 2026 Financial Results
Total revenue for the third quarter 2026 increased to $185.1 million from $175.7 million in the prior third quarter. Royalty revenue, franchise fees and other increased $5.1 million, of which $8.6 million was primarily due to net new franchise development, partially offset by a decrease of $3.6 million due to a 5.4% decline in domestic same store sales contributed by lower transaction volumes, reflecting continued pressure on consumer spending. Advertising fees increased $2.0 million due to a 6.0% increase in system-wide sales in the third quarter 2026. Company-owned restaurant sales increased $2.2 million primarily due to the sixteen corporate stores opened or acquired since the prior year period, including the thirteen stores acquired during the thirteen weeks ended September 26, 2026, as previously disclosed.
Cost of sales was $27.2 million compared to $24.3 million in the prior third quarter. As a percentage of company-owned restaurant sales, cost of sales increased to 78.2% from 74.8% in the prior third quarter. The increase was primarily driven by higher food, beverage and packaging costs, related to fries and packaging costs; increased rent, repair and maintenance expenses; and higher labor costs associated with acquired restaurants. The increase also reflected the impact of lower sales on fixed labor costs and operating expenses.
Selling, general & administrative (“SG&A”) expense decreased $0.2 million to $30.5 million from $30.7 million in the prior third quarter. The decrease in SG&A expense was primarily driven by $2.0 million in reduced stock compensation expense due to forfeitures recognized in the current period which was partially offset by a $1.5 million increase in headcount related expenses.
Depreciation and amortization increased $2.8 million to $9.0 million from $6.2 million in the comparable period in 2025. The increase in depreciation and amortization was primarily due to capital expenditures placed in service subsequent to the comparable period in 2025 related to our technology investments.
Income tax expense was $10.9 million, yielding an effective tax rate of 27.3%, comparable to 28.1% in the prior-year period. The decrease in total tax expense is primarily due to a decrease in state income taxes and other non-deductible items.

Financial Outlook
The Company is providing updated guidance for 2026:
•A decline of approximately 6.5% to 7% in domestic same store sales growth;
•Global net new units of 440 to 450, or 14.4% to 14.7% unit growth;
•SG&A of between $138 - $140 million, which includes $3 million of restructuring charges related to corporate realignment;
•Stock-based compensation expense of approximately $21 million;
•Depreciation and amortization of approximately $35 million; and
•Interest expense, net of approximately $41 million.

Restaurant Development
As of September 26, 2026, there were 3,331 Wingstop restaurants system-wide. This included 2,787 restaurants in the United States, of which 2,716 were franchised restaurants and 71 were company-owned, and 544 franchised restaurants were in international markets, including U.S. territories. During the third quarter 2026, there were 76 net system-wide Wingstop restaurant openings.

Quarterly Dividend

In recognition of our strong cash flow generation and our commitment to returning value to stockholders, on October 27, 2026, our board of directors authorized and declared a quarterly dividend of $0.33 per share of common stock, resulting in a total dividend of approximately $9.0 million. This dividend will be paid on December 4, 2026 to stockholders of record as of November 13, 2026.

Share Repurchase

As previously announced, during the fiscal first quarter of 2026, our board of directors authorized the purchase of up to an additional $300.0 million of our outstanding shares of common stock under our existing share repurchase program.

We repurchased and retired 190,688 shares of our common stock at an average price of $131.12 per share during the third quarter of 2026. As of September 26, 2026, $288.4 million remained available under the share repurchase program previously approved by our board of directors.

Since the inception of our share repurchase program in August 2023, we have repurchased and retired 3,150,161 shares of our common stock at an average price of $241.75 per share.

The following definitions apply to these terms as used in this release:

Domestic average unit volume (“AUV”) consists of the average annual sales of all restaurants that have been open for a trailing 52-week period or longer. This measure is calculated by dividing sales during the applicable period for all restaurants being measured by the number of restaurants being measured. Domestic AUV includes revenue from both company-owned and franchised restaurants. Domestic AUV allows management to assess our domestic company-owned and franchised restaurant economics. Changes in domestic AUV are primarily driven by increases in same store sales and are also influenced by opening new restaurants.

Domestic same store sales reflects the change in year-over-year sales for the same store restaurant base. We define the same store restaurant base to include those restaurants open for at least 52 full weeks. This measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and permanent closures. We review same store sales for domestic company-owned restaurants as well as system-wide domestic restaurants. Domestic same store sales growth is driven by increases in transactions and average transaction size. Transaction size increases are driven by price increases or favorable mix shift from either an increase in items purchased or shifts into higher priced items.

System-wide sales represents net sales for all of our company-owned and franchised restaurants, as reported by franchisees. This measure allows management to better assess changes in our royalty revenue, our overall store performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by new restaurant openings as well as increases in same store sales.

EBITDA and Adjusted EBITDA are defined as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization (EBITDA), further adjusted for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, gains and losses on non-recurring transactions, certain system implementation costs, certain restructuring charges, and stock-based compensation expense.

Adjusted net income is defined as net income adjusted for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, gains and losses on non-recurring transactions, certain system implementation costs, certain restructuring charges, and related tax adjustments.

Adjusted earnings per diluted share is defined as adjusted net income divided by weighted average diluted share count.

We caution investors that amounts presented in accordance with our definitions above may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate certain key operating metrics or non-GAAP measurements in the same manner.

Conference Call and Webcast

We will host a conference call today to discuss the third fiscal quarter 2026 financial results at 10:00 AM Eastern Time. The conference call can be joined telephonically by dialing 1-877-259-5243 or 1-412-317-5176 (international) and asking for the Wingstop conference call. A replay will be available two hours after the call and can be accessed by dialing 1-855-669-9658 or 1-412-317-0088 (international), then entering the replay code 4572027. The replay will be available through Wednesday, November 4, 2026.

The conference call will also be webcast live and later archived on the investor relations section of Wingstop’s corporate website at ir.wingstop.com under the ‘News & Events’ section.

About Wingstop

Founded in 1994 and headquartered in Dallas, TX, Wingstop Inc. (NASDAQ: WING) operates and franchises more than 3,000 restaurants worldwide, with approximately 98% of the total restaurant count owned by brand partners. Generating over $5 billion in system-wide sales in fiscal 2025, Wingstop offers made-to-order, always fresh classic and boneless wings, tenders, and chicken sandwiches in 12 bold, distinctive flavors, alongside signature sides and iconic housemade ranch and bleu cheese dips. Dedicated to Serving the World Flavor, Wingstop is the Official Chicken Partner of the NBA with a vision to become a Top 10 Global Restaurant Brand. Learn more at wingstop.com or follow @Wingstop on X, Instagram, Facebook and TikTok.
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures, including those indicated above. By providing non-GAAP financial measures, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures used in this press release may be different from the measures used by other companies. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the Securities and Exchange Commission (the “SEC”) concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Forward-looking Statements

This news release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, trends, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “will,” “should,” “expect,” “intend,” “plan,” “outlook,” “guidance,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “predict,” “can,” “could,” “project,” “potential” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. Examples of forward-looking statements in this news release include, but are not limited to, our 2026 fiscal year outlook for domestic same store sales growth, global unit growth, SG&A expense, stock-based compensation expense, interest expense, net and depreciation and amortization. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.

When considering forward-looking statements in this news release or that we make in other reports or statements, you should keep in mind the cautionary statements in this news release and future reports we file with the SEC. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. Any forward-looking statement in this news release speaks only as of the date on which it was made. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Media Contact
Brett LeVecchio
Media@wingstop.com

Investor Contact
Sarah Niehaus
IR@wingstop.com

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	September 26, 2026	December 27, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$ 104,787	$ 196,572
Restricted cash	25,994	25,994
Accounts receivable, net	32,729	20,823
Prepaid expenses and other current assets	11,752	7,956
Advertising fund assets, restricted	20,201	16,143
Total current assets	195,463	267,488
Property and equipment, net	160,132	130,581
Operating lease assets	52,226	48,637
Goodwill	102,650	83,875
Trademarks	32,700	32,700
Investments	93,614	87,164
Other non-current assets, net	49,820	42,964
Total assets	$ 686,605	$ 693,409
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$ 18,503	$ 12,846
Current portion of operating lease liabilities	3,623	3,232
Other current liabilities	49,876	49,744
Advertising fund liabilities	20,201	16,143
Total current liabilities	92,203	81,965
Long-term debt, net	1,211,349	1,209,094
Operating lease liabilities	60,698	58,080
Deferred revenues, net of current	52,526	47,721
Deferred income tax liabilities, net	42,134	33,142
Other non-current liabilities	243	169
Total liabilities	1,459,153	1,430,171
Commitments and contingencies
Stockholders' deficit
Common stock, $0.01 par value; 100,000,000 shares authorized; 27,053,023 and 27,540,619 shares issued and outstanding as of September 26, 2026 and December 27, 2025, respectively	271	275
Additional paid-in-capital	2,113	1,529
Retained deficit	(779,764)	(744,915)
Accumulated other comprehensive income (loss)	4,832	6,349
Total stockholders' deficit	(772,548)	(736,762)
Total liabilities and stockholders' deficit	$ 686,605	$ 693,409

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(amounts in thousands, except per share data)

	Thirteen Weeks Ended
	September 26, 2026	September 27, 2025
	(Unaudited)	(Unaudited)
Revenue:
Royalty revenue, franchise fees and other	$ 86,301	$ 81,187
Advertising fees	64,050	62,018
Company-owned restaurant sales	34,780	32,531
Total revenue	185,131	175,736
Costs and expenses:
Cost of sales (1)	27,209	24,342
Advertising expenses	67,748	65,541
Selling, general and administrative	30,474	30,659
Depreciation and amortization	9,005	6,233
Total costs and expenses	134,436	126,775
Operating income	50,695	48,961
Interest expense, net	10,576	9,201
Investment (income) expense	94	128
Income before income tax expense	40,025	39,632
Income tax expense	10,921	11,154
Net income	$ 29,104	$ 28,478

Earnings per share
Basic	$ 1.07	$ 1.02
Diluted	$ 1.07	$ 1.02

Weighted average shares outstanding
Basic	27,128	27,899
Diluted	27,137	27,991

Dividends per share	$ 0.33	$ 0.30

(1) Cost of sales includes all operating expenses of company-owned restaurants, including advertising expenses, but excludes depreciation and amortization, which are presented separately.

WINGSTOP INC. AND SUBSIDIARIES
Unaudited Supplemental Information
Cost of Sales Margin Analysis
(amounts in thousands)

	Thirteen Weeks Ended
	September 26, 2026		September 27, 2025
	In dollars	As a % of company-owned restaurant sales	In dollars	As a % of company-owned restaurant sales
Cost of sales:
Food, beverage and packaging costs	$ 12,838	36.9%	$ 11,782	36.2%
Labor costs	8,606	24.7%	7,502	23.1%
Other restaurant operating expenses	6,755	19.4%	5,828	17.9%
Vendor rebates	(990)	(2.8) %	(770)	(2.4) %
Total cost of sales	$ 27,209	78.2%	$ 24,342	74.8%

WINGSTOP INC. AND SUBSIDIARIES
Unaudited Supplemental Information
Restaurant Count

	Thirteen Weeks Ended
	September 26, 2026	September 27, 2025
Domestic Franchised Activity
Beginning of period	2,671	2,357
Openings	59	93
Closures	(1)	—
Acquired by Company	(13)	—
Restaurants end of period	2,716	2,450

Domestic Company-Owned Activity
Beginning of period	57	54
Openings	1	1
Closures	—	—
Acquired by Company	13	—
Restaurants end of period	71	55

Total Domestic Restaurants	2,787	2,505

International Franchised Activity(1)
Beginning of period	527	407
Openings	21	22
Closures	(4)	(2)
Restaurants end of period	544	427

Total System-wide Restaurants	3,331	2,932

(1) Includes U.S. territories.

WINGSTOP INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(Unaudited)
(amounts in thousands)

	Thirteen Weeks Ended
	September 26, 2026	September 27, 2025
Net income	$ 29,104	$ 28,478
Interest expense, net	10,576	9,201
Income tax expense	10,921	11,154
Depreciation and amortization	9,005	6,233
EBITDA	$ 59,606	$ 55,066
Additional adjustments:
System implementation costs (a)	—	2,063
Amortization of capitalized system implementation costs (b)	311	457
Stock-based compensation expense (c)	4,082	6,072
Adjusted EBITDA	$ 63,999	$ 63,658

(a) System implementation costs represent non-recurring expenses incurred related to the development and implementation of new enterprise resource planning, human capital management, and global development technology, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(b) Represents amortization associated with capitalized cloud computing costs related to our system implementation, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(c) Includes non-cash, stock-based compensation, net of forfeitures.

WINGSTOP INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS
(Unaudited)
(amounts in thousands, except per share data)

	Thirteen Weeks Ended
	September 26, 2026	September 27, 2025
Numerator:
Net income	$ 29,104	$ 28,478
Adjustments:
System implementation costs (a)	—	2,063
Amortization of capitalized system implementation costs (b)	311	457
Tax effect of adjustments (c)	(75)	(605)
Adjusted net income	$ 29,340	$ 30,393

Denominator:
Weighted-average shares outstanding - diluted	27,137	27,991

Adjusted earnings per diluted share	$ 1.08	$ 1.09

(a) System implementation costs represent non-recurring expenses incurred related to the development and implementation of new enterprise resource planning, human capital management, and global development technology, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(b) Represents amortization associated with capitalized cloud computing costs related to our system implementation, which are included in Selling, general and administrative on the Consolidated Statements of Operations.
(c) Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an assumed effective tax rate of 24% for the thirteen weeks ended September 26, 2026, which includes provisions for U.S. federal income taxes, and assumes the respective statutory rates for applicable state and local jurisdictions.